Exhibit 10.3

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 25th day of September, 2015, by and among (a) SILICON VALLEY BANK (“Bank”), and (b)(i) SYNACOR, INC., a Delaware corporation (“Synacor”), (ii) NTV INTERNET HOLDINGS, LLC, a Delaware limited liability company (“NTV”), and (iii) SYNC Holdings, LLC, a Delaware limited liability company (“SYNC”; and together with Synacor and NTV, jointly and severally, individually and collectively, “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 27, 2013, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 28, 2014, between Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain changes to the terms set forth therein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2(c) (Financial Statements, Reports, Certificates). The Loan Agreement shall be amended by deleting the following text appearing in each of Sections 6.2(a), (b), (c), and (d) thereof: “thirty (30)” and inserting in lieu thereof in each such Section the following text: “forty-five (45)”.

2.2 Section 6.7 (Financial Covenants). The Loan Agreement shall be amended by deleting 6.7 thereof in its entirety and inserting in lieu thereof the following:

“6.7 Financial Covenants. Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower:

(a) Adjusted Quick Ratio. (i) Through and including the calendar quarter ending June 30, 2014, a ratio of (A) Quick Assets to (B) outstanding Obligations, of at least 2.50 to 1.0 (to be tested as of the last day of each quarter), (ii) commencing with the month ending September 30, 2014 and continuing with each month thereafter, through and including the month ending August 31, 2015, a ratio of (A) Quick Assets to (B) Current Liabilities minus the current portion of Deferred Revenue, of at least 1.50 to 1.0, and (iii) commencing with the month ending September 30, 2015 and continuing with each month thereafter, a ratio of (A) Quick Assets to (B) Current Liabilities minus the current portion of Deferred Revenue, of at least 1.25 to 1.0.

(b) EBITDA. Measured as of the end of each fiscal quarter on a trailing twelve month basis, EBITDA of at least (i) for each fiscal quarter through and including the fiscal quarter ending June 30, 2014, $1,500,000, (ii) for the fiscal quarter ending September 30, 2014 and for each fiscal quarter thereafter, through and including the fiscal quarter ending June 30, 2015, ($5,000,000), and (iii) for the fiscal quarter ending September 30, 2015 and for each fiscal quarter thereafter, $1,500,000.”

2.3 Section 13.1 (Definitions).

(a) The Loan Agreement shall be amended by deleting subsection (e) of the definition entitled “Eligible Accounts” appearing in Section 13.1 thereof in its entirety and inserting in lieu thereof the following:

“(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada, except for Accounts owing from an Account Debtor organized in (i) a European Union member state or (ii) Australia, in each case that are billed from and payable to the Borrower from the United States.”

(b) The Loan Agreement shall be amended by deleting the following terms and their respective definitions set forth in Section 13.1 thereof and inserting in lieu thereof the following:

““Revolving Line” is an aggregate principal amount equal to Twelve Million Dollars ($12,000,000.00).”

““Revolving Line Maturity Date” is September 25, 2018.”

2.4 Compliance Certificate. The Loan Agreement shall be amended by replacing the Compliance Certificate appearing as Exhibit E thereto with the Compliance Certificate appearing as Exhibit A hereto. All references in the Loan Agreement to the Compliance Certificate shall hereafter be deemed to refer to Exhibit A hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Post-Closing Conditions. In addition to and without limiting any term set forth in the Loan Agreement, Borrower hereby covenants and agrees to perform the following actions (each a “Post-Closing Condition”): (a) on or prior to the date that is sixty (60) days after the date of this Amendment, deliver to Bank, in form and substance satisfactory to Bank, evidence on Acord 25 and Acord 28 forms of liability and casualty insurance policies of Borrower listing Bank as loss payee and/or additional insured, (b) on or prior to the date that is sixty (60) days after the date of this Amendment, use commercially reasonable efforts to deliver to Bank, in form and substance satisfactory to Bank, a fully executed landlord consent and/or bailee waiver with respect to any location at which greater than or equal to $100,000 of Borrower’s personal property is maintained, and (c) on or prior to the date that is fourteen (14) days after the date of this Agreement, deliver to Bank, in form and substance satisfactory to Bank, a certificate from the Secretary of State in each State in which Borrower is qualified to conduct business reflecting that Borrower remains qualified to conduct business in such State, in each case dated no earlier than the date that is thirty (30) days prior to the date of this Agreement. Borrower’s failure to perform any Closing Condition on or prior to its due date under this Section 4 shall constitute an immediate Event of Default, for which no grace or notice period shall apply, unless otherwise agreed by Bank in writing in its sole discretion.

5. Representations and Warranties. To induce Bank to enter into this Agreement, each Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Each Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

5.3 The organizational documents of each Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

5.5 The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting any Borrower, (b) any contractual restriction with a Person binding on any Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on any Borrower, or (d) the organizational documents of any Borrower;

5.6 The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on each Borrower, except as already has been obtained or made; and

5.7 This Agreement has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Ratification of Intellectual Property Security Agreements. Each Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Intellectual Property Security Agreement between such Borrower and Bank, dated as of September 27, 2013 for Synacor, April 13, 2015 for NTV and of even date herewith for SYNC, and acknowledges, confirms and agrees that such Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in such Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

7. Ratification of Perfection Certificate. Each Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate previously delivered by such Borrower to Bank, and acknowledges, confirms and agrees the disclosures and information each Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof, except as updated as of the date hereof.

8. Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

9. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment to Bank of a fully-earned, non-refundable commitment fee equal to Sixty Thousand Dollars ($60,000.00), and (c) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

SYNACOR, INC.

By:	/s/ William J. Stuart

Name:	William J. Stuart, Chief Financial Officer

NTV INTERNET HOLDINGS, LLC

By:	/s/ William J. Stuart

Name:	William J. Stuart, Manager

SYNC HOLDINGS, LLC

By:	/s/ William J. Stuart

Name:	William J. Stuart, Manager

BANK:

SILICON VALLEY BANK

By:	/s/ Russell Follansbee
Name:	Russell Follansbee
Title:	Vice President

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SYNACOR, INC.

The undersigned authorized officer of SYNACOR, INC., NTV INTERNET HOLDINGS, LLC and SYNC Holdings, LLC (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements and Compliance Certificate	Monthly within 45 days	Yes No
Annual financial statement (CPA Audited), if not otherwise publicly available	FYE within 120 days	Yes No
Borrowing Base Certificate and A/R & A/P Agings	Monthly within 45 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual		Complies

Maintain at all times:
Adjusted Quick Ratio (tested on a monthly basis)	1.25:1.0		:1.0	Yes No
Trailing 12 Month EBITDA (tested on a quarterly basis):	$1,500,000	$		Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SYNACOR, INC.

By:
Name:
Title:

NTV INTERNET HOLDINGS, LLC

By:
Name:
Title:

SYNC HOLDINGS, LLC

By:
Name:
Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes	No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Adjusted Quick Ratio (Section 6.7(a)) (tested monthly)

Required:	1.25:1.00

Actual:	: 1.0

A.	Value of the consolidated unrestricted and unencumbered cash and Cash Equivalents of Borrower and its Subsidiaries maintained at Bank or subject to Control Agreement	$

B.	Value of the net billed accounts receivable of Borrower	$

C.	Line A plus line B	$

D.	Aggregate value of all outstanding Obligations	$

E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year	$

F.	Current Liabilities (Line D plus Line E)	$

G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

H.	Line F minus Line G	$

I.	Adjusted Quick Ratio (Line C divided by Line H)	:1.0

Is Line I equal to or greater than 1.25:1:00?

No, not in compliance Yes, in compliance

II.	EBITDA (Section 6.7(b)) (tested quarterly)

Required:	$1,500,000 on a trailing twelve month basis

Actual:

A.	Net Income	$

B.	Interest Expense	$

C.	To the extent included in the determination of Net Income depreciation and amortization expense	$

D.	Income tax expense	$

E.	Stock compensation	$

F.	Non-cash items and one-time expenses approved by Bank, in its sole discretion, including, without limitation, severance payments and related charges to employees of Borrower made in either the quarter ending September 30, 2014 or the quarter ending December 31, 2014, in an aggregate combined amount for both quarters not exceeding Two Million Dollars ($2,000,000.00).	$

G.	EBITDA (Sum of lines A through F)	$

Is line G equal to or greater than $1,500,000?

No, not in compliance Yes, in compliance N/A [not quarter-end]